                                                            Exhibit 10.5(b)(iii)

          [Form of Grant Letter for $5.75 and $7.25 grants under Plan]

                                   EASCO, INC.
                             706 South State Street
                               Girard, Ohio 44420



                                  [Grant Date]



[Optionee]
[Address]

         Re:      Easco, Inc. - Grant of Stock Options
                  ------------------------------------

Dear [Optionee]:

                  Easco, Inc. (the "Company") is pleased to advise you that you have been granted a stock option ("Option") under the Easco, Inc. Stock Option Plan, as amended (the "Plan") (a copy of which is attached hereto) established by the Company for officers and key employees of the Company and its Subsidiaries, including Easco Corporation ("Easco"), as provided below.

                  1. DEFINITIONS. For the purposes of this Agreement, the following terms have the indicated meanings:

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "COMMITTEE" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee or otherwise determines, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board. As provided in the Plan, the Board may serve as the Committee or approve actions taken by the Committee in respect of this Option if you are an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended.

                  "COMMON STOCK" means the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

                  "DISABILITY" means you have a physical or mental disability which has existed for at least six (6) months and which has continuously during this period prevented, and can

[Optionee]
[Grant Date]
Page 2

reasonably be expected to continue to prevent, you from fulfilling your duties as an employee of the Company or any Subsidiary.

                  "FAIR MARKET VALUE" shall have the meaning as defined in the Plan.

                  "SALE OF THE COMPANY" means (i) a sale by one or more stockholders in one transaction or a series of related transactions, of equity securities representing more than fifty percent (50%) of the aggregate voting power of shares entitled to vote in the election of directors, or (ii) a liquidation, dissolution or other winding up of the Company.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute.

                  "SUBSIDIARY" means any person or entity of which the Company or Easco owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock of such person or entity.

                  "TERMINATION FOR CAUSE" means a termination of your employment by the Company or any Subsidiary arising out of or related to (i) your personal dishonesty, inability or unwillingness to perform duties appropriate to your employment by the Company or any Subsidiary, willful misconduct, material conflict of interest or material breach of fiduciary duty owed to the Company or any Subsidiary, (ii) any material (as opposed to technical), willful violation of any law, rule, regulation or final cease-and-desist order, or (iii) any material breach of any provision of any agreement to which you and the Company or any Subsidiary are parties which remains uncured for more than ten (10) days after written notice describing such breach is given to you by the Company or any Subsidiary.

                  2. OPTION TERMS.

                           (a) GRANT. You hereby are granted an Option to
purchase up to ______ shares of Common Stock (the "OPTION SHARES") at a price of $____ per share, subject to adjustment pursuant to paragraph 8 below (the "EXERCISE PRICE"), payable upon exercise as set forth in paragraph 3 below. Your Option will expire at the close of business on the tenth anniversary of the date hereof (the "EXPIRATION DATE"), subject to earlier expiration in connection with the termination of your employment as provided below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

                           (b) EXERCISABILITY/VESTING.

                                    (i) VESTING. Your Option will be exercisable
only to the extent it has vested. Your Option will be vested either (A) on the seventh anniversary of the date hereof or (B) in three installments of ______ shares, ______ shares and ______ shares on January 31, 1998, January 1, 1999 and January 1, 2000, respectively, provided that (x) you have been continuously employed by the Company or a Subsidiary through such

[Optionee]
[Grant Date]
Page 3

respective vesting dates, and (y) in the case of clause (b) with respect to each such installment, the Company has satisfied the performance criteria applicable to such installment as specified in an attachment hereto approved by the Board, subject in each case to earlier expiration in connection with the termination of your employment as provided below. Your Option is subject to your commencement of full time employment with the Company prior to December 31, 1996 and will automatically terminate if you do not commence full time employment with the Company on or before such date. Your Option is subject to your entry into an employment agreement with the Company on satisfactory terms, and shall not be exercisable to any extent, and you shall have no rights hereunder, unless and until such agreement has been entered into.

                                    (ii) VESTING AND EXERCISE UPON SALE OF THE
COMPANY. In connection with any Sale of the Company, (x) your Option shall be fully vested without regard to the vesting schedule set forth in clause (i) above (but subject to your commencement of full-time employment and entry into an employment agreement as provided therein) as of a date, not less than 20 days prior to consummation of such Sale of the Company, specified in a written notice from the Committee, and (y) the Company may provide on not less than 20 days' notice to you that any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company will be forfeited. In lieu of requiring such exercise, the Company may provide for the cancellation of the exercisable portion of your Option in exchange for a payment equal to the excess (if any) of the consideration per share of Common Stock receivable in connection with such Sale of the Company over the Exercise Price.

                           (c) EXPIRATION OF OPTION. In no event shall any part
of your Option be exercisable after the Expiration Date set forth in paragraph 2(a). If you cease to be an employee of the Company or any Subsidiary as a result of a Termination for Cause, all of your Option not previously exercised shall expire and be forfeited upon notice by the Company of such Termination for Cause, whether vested and exercisable or not. Unless otherwise determined by the Committee, the portion of your Option that is not vested and exercisable on the date of termination of your employment for any other reason shall expire and be forfeited. The portion of your Option that is vested and exercisable on the date of such other termination of your employment shall expire, to the extent not theretofore exercised, upon the first to occur of the following events: (i) the expiration of three (3) months from the date of your termination by reason of your retirement after reaching age 59 1/2 (or earlier retirement pursuant to a plan approved by the Company or any Subsidiary by which you are employed) or the effective date of a termination by the Company or any Subsidiary that is not a Termination for Cause; (ii) the expiration of one year from the date of your termination by reason of your death; (iii) the expiration of one year from the date of your termination by reason of Disability; or (iv) the effective date of your termination of employment, for any reason not stated above (including voluntary resignation).

                  3. PROCEDURE FOR EXERCISE. You may exercise all or any portion of your Option to the extent permitted hereby, at any time and from time to time by delivering written notice to the Company (to the attention of the Company's Secretary) accompanied by

[Optionee]
[Grant Date]
Page 4

payment in full of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment of the Exercise Price shall be made in (i) cash or by certified or cashier's check;
(ii) in the discretion of the Committee, in shares of the Company's Common Stock that you own (these shares must be duly endorsed for transfer to the Company and will be credited at the Fair Market Value on the date of delivery) or that would otherwise be issuable upon exercise of this Option; (iii) in the discretion of the Committee, by delivery of a full recourse promissory note bearing interest at a rate not less than the applicable federal rate determined pursuant to
Section 1274 of the Code as of the date of exercise or by delivery of shares of Common Stock (valued at their Fair Market Value); (iv) any combination of the consideration described in sections (i), (ii) or (iii), or (v) in a "cashless exercise procedure" satisfactory to the Committee which permits the Optionee to deliver an exercise notice to a broker-dealer, who then sells the Option shares, delivers the exercise price and withholding taxes to the Company and delivers the excess funds less commission and withholding taxes to the Optionee. In addition, you will permit the Company to deliver to you all financial and other information regarding the Company that the Company reasonably considers necessary or that you reasonably request to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

                  4. OPTION NOT TRANSFERABLE. Your Option is personal to you and is not transferable by you other than by will of the laws of descent and distribution or pursuant to a qualified domestic relations order, unless otherwise approved by the Board of Directors of the Company. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the persons to whom your rights under the Option shall pass by will or the laws of descent and distribution.

                  5. CONFORMITY WITH PLAN. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

                  6. RIGHTS OF PARTICIPANTS. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary (including Easco) to terminate your employment at any time (whether or not a Termination for Cause), or confer upon you any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive your current (or other) rate of compensation. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant.

                  7. WITHHOLDING OF TAXES. The Company and any Subsidiary may, if necessary or desirable, withhold from any amounts due and payable by the Company or any Subsidiary to you (or secure payment from you in lieu of withholding) the amount of any

[Optionee]
[Grant Date]
Page 5

withholding or other tax due from the Company or any Subsidiary with respect to the issuance or exercise of your Option, and the Company may defer such issuance or exercise unless indemnified by you to its satisfaction against the payment of any such amount. In the discretion of the Committee, such withholding obligation may be satisfied by (i) delivery of shares of Common Stock you own, or (ii) the withholding of shares of Common Stock otherwise issuable to you upon exercise of this Option (in each case, valued at Fair Market Value).

                  8. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

                  9. CONFIDENTIAL INFORMATION. Optionee understands that any financial statements and other information concerning the Company or any of its Subsidiaries (including, without limitation, financial, production, cost, pricing and sales information) received by Optionee from, or in connection with Optionee's employment by, the Company or any Subsidiary with respect to the exercise of the Option, as a stockholder of the Option Shares or otherwise, is non-public, confidential and/or proprietary information (the "Confidential Information"), except to the extent that such information has been publicly disclosed by or on behalf of the Company or any Subsidiary, or was made or becomes available to the Optionee on a non-confidential basis from a source other than the Company. Optionee agrees that all information so received by the Optionee will be treated as Confidential Information and will be kept confidential by the Optionee and the Optionee's legal and financial advisors (if any). Optionee agrees not to disclose Confidential Information to any person or entity (including, without limitation, any competitor of the Company or any Subsidiary) other than Optionee's legal and financial advisors (if any), to inform such advisors of the confidential nature of the Confidential Information and to direct such advisors not to disclose such information to any person or entity, and to be responsible to the Company for any breach of the terms of this paragraph by the Optionee or any person or entity to whom the Optionee discloses Confidential Information. If the Optionee is legally required (by subpoena or other legal process) to disclose any Confidential Information, Optionee will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy.

                  10. GOVERNING LAW. The corporate law of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of California.

                  11. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered

[Optionee]
[Grant Date]
Page 6

mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

                           (a)      If to the Optionee:

                                    [Optionee]
                                    [Address]

                           (b)      If to the Company:

                                    Easco, Inc.
                                    706 South State Street
                                    Girard, Ohio 44420
                                    Attention: Secretary

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

[Optionee]
[Grant Date]
Page 7
                  Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                            Very truly yours,

                                            EASCO, INC.



                                            By:
                                               -------------------------
                                            Chairman of the Board of Directors


Enclosures:       1.  Extra copy of this Agreement
                  2.  Copy of the Plan

The undersigned hereby acknowledges that he or she has read the Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and therein.

Dated as of ________ 26, 1996

----------------------------------
[Optionee]